Exhibit 99.1

For Presentation on February 20, 2025 Jackson Financial Inc. Fourth Quarter and Full Year 2024 Financial Results

Forward-Looking Statements and Non-GAAP Measures

The information in this document contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident,” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2024, and elsewhere in Jackson Financial Inc.’s filings filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this document consists of non-GAAP (“Generally Accepted Accounting Principles”) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found under “Non-GAAP Financial Measures” in the Appendix of this document.

Certain financial data included in this document consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company (“JNLIC”) annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company’s website at investors.jackson.com/financials/statutory-filings.

We routinely use our investor relations website, at investors.jackson.com, as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts, some of which may contain material and previously non-public information. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this document.

JACKSON 2

2024 Full - Year Financial Results Key Highlights $902M GAAP earnings $1.4B Non - GAAP earnings 1 $11.74 GAAP earnings per share $18.79 Non - GAAP earnings per share 1 $631M Capital return 572% Statutory capital position 39% Retail annuity sales Net income attributable to Jackson Financial Inc. (JFI) common shareholders Net income per common share Common share dividends and repurchases Jackson National Life Insurance Company (JNLIC) e stimated risk - based capital (RBC) ratio Adjusted Operating Earnings 1 Adjusted Operating Earnings per common share 1 Retail annuity sales up over prior year 3 1) See the Appendix for the non - U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measu re. $767M Free cash flow 1 Cash distributed to JFI, net of JFI expenses

425% Risk - Based Capital (RBC) ratio minimum Approximately two years of holding company fixed expenses Estimated RBC ratio of 572% at year end 2024, after reflecting $875 million 2 of cumulative year - to - date distributions from JNLIC to JFI Holding company cash and highly liquid securities of more than $700 million at year end 2024, which is above Jackson’s $250 million minimum liquidity buffer 1 $550 - $650 million capital return to common shareholders Returned $631 million of capital to common shareholders in 2024 Delivered on All 2024 Financial Targets 4 Capital Return Holdco Liquidity JNLIC RBC Ratio Full - Year Results 2024 Targets 1) We intend to maintain a minimum amount of cash and highly liquid securities at Jackson Financial Inc. adequate to fund two ye ars of holding company fixed net expenses, which is currently targeted at $250 million but may change over time as we refinance existing debt or make changes to our debt and capital structure. 2) Does not in clude capital distribution of $704 million related to Brooke Re formation.

Progress Since Becoming an Independent Company Significant Capital Return Growth 5 Each Quarter Dividend Per Common Share 2021 2024 Total Capital Return 64% 96% Diluted Share Count $0.50 $0.70 74.3M $631M Near the Top of the Target Range of $550 - 650m 90.6M +40% +68% - 18% $375M Midpoint of Initial Target Range of $325 - 425m Returned more than $1.8 billion to common shareholders since separation

Progress Since Becoming an Independent Company Diversified New Business Mix VA FA/FIA RILA Institutional Sales By Product VA FA/FIA RILA Institutional 2021 2024 VA With Lifetime Benefits All Other Sales Benefit Mix VA With Lifetime Benefits All Other Sales 36% 64% 96% 53% Non - VA +43pts Non - LB +28pts Total Sales $19.8bn Total Sales $19.8bn 6

425% Risk - Based Capital (RBC) ratio minimum Approximately two years of holding company fixed expenses Excess capital at Jackson National Life Insurance Company based on a 425% RBC ratio minimum Holding company fixed net expenses, including interest expense, at approximately $250 million 1 $700 - $800 million capital return to common shareholders Represents an 11% - 27% increase in total capital return target from 2024 actual. Increased 1Q25 common dividend 14% to $0.80 per share 2025 Financial Targets 7 Capital Return Holdco Liquidity JNLIC RBC Ratio Stronger More Stable Capital Generation Supports Increased Capital Return Target 1) Jackson intends to maintain a minimum amount of cash and highly liquid securities at Jackson Financial Inc. adequate to fund two years of holding company fixed net expenses, which is currently targeted at $250 million but may change over time as we refinance existing debt or make changes to our debt and cap ita l structure.

350 204 349 4Q23 3Q24 4Q24 9,918 10,833 11,156 4Q22 4Q23 4Q24 Consolidated Results Adjusted Operating Earnings 4Q24 vs. 4Q23 • 4Q24 benefited from increased fee income resulting from higher average variable annuity assets under management and improved spread income, partially offset by higher market - related costs and other expenses 4Q24 vs. 3Q24 • 4Q24 flat compared to 3Q24 due to favorable impacts from lower market - related costs and other expenses, improved spread income and an increase from higher fee income resulting from higher average variable annuity assets under management, offset by the annual actuarial assumption update Total Common Shareholders’ Equity • Total Common Shareholders’ Equity at 4Q24 of $9.2 billion compared to a balance of $9.6 billion at 4Q23 • Adjusted Book Value Attributable to Common Shareholders at 4Q24 of $11.2 billion up from 4Q23, primarily due to adjusted operating earnings of $1.4 billion, partially offset by non - operating actuarial assumption review impacts, non - operating earnings and capital return to shareholders during 2024 Adjusted Operating Earnings 1 ($ millions) Adjusted Book Value Attributable to Common Shareholders 1 ($ millions) Key Takeaways 1) See the Appendix for the non - U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 8 Fourth Quarter 2024

Notable Items

Fourth Quarter 2024

($ millions, except per share amounts)	4Q23 Pretax	4Q23 After-tax[1,2]	4Q23 EPS-Diluted	4Q24 Pretax	4Q24 After-tax[1,2]	4Q24 EPS-Diluted
Adjusted Operating Earnings[3]	203	204	$2.53	405	349	$4.65
Notable Items Included in Adjusted Operating Earnings						
Out performance/(Under performance) from Limited Partnership Income[4]	(28)	(30)	(0.37)	3	3	0.04
Allowance for Reinsurance Credit Losses[5]	(6)	(6)	(0.08)	-	-	-
Annual Assumption Unlocking	(60)	(64)	(0.79)	(26)	(23)	(0.31)
Adjusted Pretax Operating Earnings, Excluding Notable Items	**297**			**428**		
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance			0.64			0.08
Adjusted Earnings Per Share, Excluding Notables and Adjusted for Tax Impact			**$3.13**			**$4.84**

1) After-tax results for Notable Items were calculated using the corresponding quarter's effective tax rate for adjusted operating earnings (4Q23 of -5.9%; 4Q24 of 11.1%).
2) Includes preferred stock dividends of $11m.
3) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.
4) Limited Partnership (LP) income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. Income from LPs is reported on a one-quarter lag. Operating LP return of 3% and 11% for 4Q23 and 4Q24, respectively. Total LP returns (including non-operating) of 1% and 14% for 4Q23 and 4Q24, respectively.
5) During 4Q23, the Company increased its allowance for credit losses related to a specific insurer, which had been ordered into liquidation.

JACKSON 9

Notable Items
Full Year 2024

($ millions, except per share amounts)	FY23 Pretax	FY23 After-tax[1,2]	FY23 EPS-Diluted	FY24 Pretax	FY24 After-tax[1,2]	FY24 EPS-Diluted
Adjusted Operating Earnings[3]	1,165	1,073	$12.84	1,678	1,443	$18.79
Notable Items Included in Adjusted Operating Earnings						
Out performance/(Under performance) from Limited Partnership Income[4]	(85)	(81)	(0.97)	(13)	(12)	(0.15)
Payout Annuity Reserve Release Due to Deaths	-	-	-	27	24	0.31
Allowance for Reinsurance Credit Losses[5]	(31)	(29)	(0.35)	-	-	-
Annual Assumption Unlocking	(60)	(57)	(0.68)	(26)	(23)	(0.30)
Adjusted Pretax Operating Earnings, Excluding Notable Items	**1,341**			**1,690**		
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance			1.20			0.23
Adjusted Earnings Per Share, Excluding Notables and Adjusted for Tax Impact			**$13.64**			**$18.70**

1) After-tax results for Notable Items were calculated using the corresponding year's effective tax rate for adjusted operating earnings (FY23 of 4.9%; FY24 of 11.4%).
2) Includes preferred stock dividends of $35m and $44m for FY23 and FY24, respectively.
3) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.
4) Limited Partnership (LP) income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. Income from LPs is reported on a one-quarter lag. Operating LP return of 5% and 9% for FY23 and FY24, respectively. Total LP returns (including non-operating) of 1% and 10% for FY23 and FY24, respectively.
5) During 2Q23 and 4Q23, the Company increased its allowance for credit losses related to a specific insurer, which had been ordered into liquidation.

JACKSON 10

Stable Non-Operating Results
Fourth Quarter 2024


($ millions)
405
79
347
86
(131)
(419)
367
Pretax adjusted operating earnings (Non-GAAP)1
Net hedge gain2
Net gain on funds withheld3
Net realized investment gains and other, net
Amortization of DAC associated with non-operating items at date of transition to LDTI
Actuarial assumption updates and model enhancements
Pretax income attributable to Jackson Financial Inc. (U.S. GAAP)

	4Q24	FY24
Fees attributable to guarantee benefit reserves	$775	$3,122
Net losses on hedging instruments	(2,788)	(5,856)
Market risk benefits gains, net	2,181	4,243
Net reserve and embedded derivative movements[4]	(89)	(1,224)
Net Hedge Gain	**79**	**285**

Highlights

- Stable guarantee fee stream supports hedging needs
- Economic hedging better aligns with U.S. GAAP accounting following the establishment and funding of Brooke Re, leading to a better alignment between adjusted earnings and U.S. GAAP earnings, excluding impacts of the legacy funds withheld reinsurance arrangement
- Changes in volatility impact our MRB measurements for U.S. GAAP without a corresponding hedge offset as we do not hedge changes in volatility. Changes in volatility do not impact our Brooke Re MRB measurement where the modified GAAP methodology uses a fixed volatility assumption (designed to promote balance sheet stability).
- Income on funds withheld is offset by the change in AOCI arising from investments in the funds withheld account related to the Athene Reinsurance Transaction, resulting in a minimal net impact on the adjusted book value of Jackson Financial Inc.
- Actuarial assumption impact primarily related to data enhancements and assumption updates for withdrawal utilization on policies with GMWBs

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 2) Represents non-operating Total Guaranteed Benefits and Hedging Results. 3) Includes $147m net realized investment gains and $200m net investment income. 4) Net reserve and embedded derivative movements includes guaranteed benefit claims.

JACKSON 11

3.3 5.3 4.7 4Q23 3Q24 4Q24 1,000 2,539 1,779 4Q23 3Q24 4Q24 Continued Progress on Retail Sales Diversification 1 • 4Q24 retail annuity sales up 42% from 4Q23, with an increasingly diversified product mix • 2024 retail annuity sales of $17.8 billion up from $12.8 billion in 2023. This amount is the highest retail annuity sales level since 2021 • RILA sales grew 47% from 4Q23. 2024 RILA sales of $5.7 billion nearly doubled when compared to 2023. • During 2024 Jackson opportunistically leveraged our broad retail annuity distribution platform resulting in $1.6 billion of fixed and fixed index annuity sales, up from $403 million for 2023 • Continued momentum in non - VA net flows. Although 4Q24 non - VA net flows were down when compared to 3Q24, as expected, 2024 non - VA net flows of $6.9 billion were more than double the $2.9 billion for 2023 Retail Sales ($ billions) Non - VA Net Flows 2 Highlights 1) Excludes the FA/FIA business ceded to Athene. 2) Includes net flows related to FIA, FA, payout annuities and RILA. Variable Annuities RILA FA / FIA 12 ($ millions) Fourth Quarter 2024

Segment Results
Fourth Quarter 2024

Retail

($ millions)

Pre-tax adjusted operating earnings[1]

Annual actuarial assumption impact



326
458
513
471
42
4Q23
3Q24
4Q24

- **4Q24 vs. 4Q23**: Current quarter benefited from higher fee income resulting from higher average variable annuity assets under management, higher spread income and a benefit from the annual assumptions review, partially offset by higher market-related costs and other expenses
- **4Q24 vs. 3Q24**: Current quarter up due primarily to the favorable impact of the annual actuarial assumption update and higher fee income

Institutional

($ millions)

Pre-tax adjusted operating earnings[1]



22
17
19
4Q23
3Q24
4Q24

- **4Q24 vs. 4Q23**: Results consistent with 4Q23
- **4Q24 vs. 3Q24**: Results consistent with 3Q24

Closed Block

($ millions)

Pre-tax adjusted operating earnings[1]

Annual actuarial assumption impact



7
(28)
(60)
(88)
(2)
(68)
(70)
4Q23
3Q24
4Q24

- **4Q24 vs. 4Q23**: Up from 4Q23 reflecting higher net investment income.
- **4Q24 vs. 3Q24**: Decrease primarily due to the unfavorable impact of the annual actuarial assumption update

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.

JACKSON® 13

Improved Capital Generation and Free Cash Flow

Capital Generation Provides Foundation for New Business Growth and Distributions to Holding Company

- **After-Tax Statutory Capital Generation** provides foundation for new business growth while **Free Capital Generation**[1] supports distributions to holding company subject to regulatory considerations and desired RBC levels
- Free Capital Generation exceeded $1bn for 2024, and we expect to exceed $1bn for 2025[2]

(in millions)	2024[3]
After-Tax Statutory Capital Generation	$1,734
Change in CAL at 425%	(412)
Free Capital Generation	**$1,322**

Free Cash Flow[4] at Holding Company Allows for Financial Flexibility and Long-Term Value Creation for Shareholders

- Cash distributed to JFI was 66% of Free Capital Generation
- Free cash flow increased over 50% based on strong operating company distributions

(in millions)	2023	2024
Cash Distributed to JFI	$600	$875
JFI Expenses and Other, net	(102)	(108)
Free Cash Flow	**$498**	**$767**

Capital Return to Common Shareholders is Balanced and Consistent Including Dividends and Share Repurchases

- 2024 capital return reflects stronger, more stable capital generation post-Brooke Re
- 2025 capital return target of $700-800 million represents 11-27% growth from 2024 capital return
- 2025 quarterly dividend up 14% to $0.80

(in millions)	2023	2024
Common Share Repurchases	$255	$415
Common Dividends	209	216
Capital Return to Common Shareholders	**$464**	**$631**

Free Capital Generation has Produced Strong Double-Digit Growth in Free Cash Flow and Capital Return to Common Shareholders

1) Free capital generation is Jackson National Life's (JNL) statutory after-tax capital generation, adjusted for the change in company action level required capital (CAL) for JNL calibrated to a 425% RBC ratio. Free capital generation is only shown on an annual basis starting at December 31, 2024. 2) Under normal market conditions 3) Reflects period following formation of Brooke Re 4) See Appendix for the non-U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure.

JACKSON 14

Strong Capital and Liquidity Position

Highlights

- Jackson National Life Insurance Company (JNLIC) estimated RBC ratio of 572% as of end of 4Q24
- Statutory Total Adjusted Capital (TAC) at JNLIC ended 4Q24 at $5.1 billion
- JNLIC generated $1.7 billion of capital in 2024[1]
- Free cash flow[2] of $767 million moved to the holding company in 2024
- Brooke Re remains well capitalized and hedging performed as expected
- Holding company cash and highly liquid assets totaled more than $700 million as of end of 4Q24
- Returned $148 million to common shareholders in 4Q24 through $96 million of share repurchases and $52 million in dividends

Statutory Capital Generation[1]

($ millions)



360
321
462
591
1Q24
2Q24
3Q24
4Q24

Dividends and Distributions to JFI

($ millions)



45
250
300
280
1Q24
2Q24
3Q24
4Q24

Holding Company Cash and Highly Liquid Assets

($ millions)



466
511
644
712
1Q24
2Q24
3Q24
4Q24

1) Represents statutory after-tax income from operations, realized gains/losses, unrealized gain/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation. For the three and twelve months ended December 31, 2024, includes a benefit of $145 million and $187 million related to the Corporate Alternative Minimum Tax (CAMT). 2) See the Appendix for the non-U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure.

JACKSON 15

16 2024 Capital Return Targets Achieved While Maintaining a Strong Balance Sheet 16 Achieved all 2024 key financial targets Maintained strong balance sheet and robust levels of liquidity Demonstrated distribution strength and consistent capital generation Well - positioned to expect continued long - term value creation for shareholders

Investments

18 High Quality, Diversified Investment Portfolio 18 Corporate portfolio is concentrated in investment - grade securities Highly rated and diversified commercial mortgage loan office portfolio, which is less than 2% of the general account portfolio Strategic, conservative underwriting across our portfolio See the Appendix for the non - U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure.

U.S government securities 7% Other government securities 2% Corporate securities 59% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 6% Equity securities <1% Mortgage loans 15% Policy loans 2% Derivatives <1% Limited partnerships 4% Other invested assets <1% U.S. GAAP – Investment Portfolio December 31, 2024 • Market/book ratio of the fixed maturity portfolio is 0.93 • Exposure to below investment grade securities is 6% 2 of the total investment portfolio, which is almost entirely corporate bonds and loans • Highly liquid U.S. Treasuries represent 7% of total investment portfolio • 100% of securitized assets are investment grade • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated Investment Portfolio Classification 1 Key Highlights 1) Excludes Funds Withheld. 2) I ncludes investments in affiliate Collateralized Loan Obligations (CLO) which results in the entire CLO being consolidated for U. S. GAAP reporting purposes. While this results in all the underlying loans held by the CLO being included in our financial statements, our economic risk is solely limited to our direct investment in t he CLO. Excluding these consolidated items, our exposure to below investment grade securities was 1 % at December 31, 2024 . Percentages may not total 100 due to rounding. $44B 19

U.S government securities 9% Other government securities 2% Corporate securities 57% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 6% Equity securities <1% Mortgage loans 16% Policy loans 2% Derivatives 0% Limited partnerships 3% Other invested assets <1% Statutory 1 – Investment Portfolio December 31, 2024 Investment Portfolio Classification Key Highlights • Market/book ratio of the fixed maturity portfolio is 0.93 • Exposure to below investment grade securities is only 1% which is almost entirely corporate bonds and loans • Highly liquid U.S. Treasuries represent 9% of total investment portfolio • 96% of securitized assets are rated NAIC 1 • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated 20 $44B 1) Statutory investments are generally carried at amortized cost (book value) and exclude certain variable interest entities tha t are consolidated for GAAP, assets held on balance sheet under funds withheld reinsurance agreements and immaterial non - insurance company investments. Includes Brooke, Squire II, Jackson, Jackson New York and Brooke R einsurance. Includes Jackson and Jackson New York RILA non - insulated separate accounts. Percentages may not total 100 due to rounding.

US Treasuries 12% NAIC 1A - 1D (AAA - AA - ) 16% NAIC 1E - 1G (A) 33% NAIC 2A - 2C (BBB) 37% NAIC 3A - 3C (BB) 1% NAIC 4A - 4C (B) <1% NAIC 5/6 <0.1% Statutory – Fixed Maturity Rating Distribution December 31, 2024 $34B 21 98% of portfolio is investment grade Note: Percentages may not total 100 due to rounding.

AAA: <1% AA: 7% A: 41% BBB: 50% BB: 1% B: <1% CCC and below: <0.1% Statutory – Corporate Portfolio December 31, 2024 Corporate Portfolio Rating Distribution 1 Key Highlights • Market/book ratio of the corporate portfolio is 0.95 • High - yield corporates account for 1% of the total investment portfolio and 2% of total corporate portfolio • Exposure to BBBs represents 29% of the total investment portfolio ‒ Highly diversified across 515 issuers with an average position size of $24 million by statement value ‒ 80% of all BBBs are rated BBB or BBB+ ‒ 26% of BBBs are privates, which offer better covenant protection vs. publics $25B 22 1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding.

NAIC 1A - 1D (AAA - AA - ) 52% NAIC 1E - 1G (A) 41% NAIC 2 (BBB) 6% NAIC 3 (BB) <0.1% NAIC 4 <0.1% CLOs 45% Structured settlements 11% Rooftop solar 9% Consumer PACE 6% Time Share 5% Music Royalties 5% PDP Wells 4% Data Center 3% Aircraft 3% Fiber 2% Whole Business Securitizations 2% Small Business Loans 1% Other 4% Statutory – ABS Portfolio December 31, 2024 $2.8B ABS Sector Distribution 1 NAIC Rating Distribution $2.8B 23 1) ABS exposure excludes subprime, which is included with the RMBS exposure. Percentages may not total 100 due to rounding.

AAA 39% AA 35% A 23% BBB 3% B <1% Statutory – Collateralized Loan Obligations (CLO) Debt December 31, 2024 CLO NAIC Distribution 1 Key Highlights • CLO exposure highly rated with virtually all rated single A or above • Exposure is diversified among 48 different managers and 78 CLOs • Each CLO is diversified, averaging 250 names • High - quality CLO tranches are well protected even in severe default cycles $1.3B 24 1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding.

Office , 12% Retail , 8% Hotel , 7% Industrial , 7% Multi - family , 6% Other , 3% Single Asset/Single Borrower 43% Agency 4% Conduit 53% Statutory – Commercial Mortgage - Backed Securities (CMBS) December 31, 2024 CMBS Distribution Key Highlights • 97% are rated AA - or higher • 53% of CMBS portfolio are diversified pools of commercial mortgages (“Conduit”) • 64% are senior AAA and guaranteed agency tranches • 32% average credit enhancement for the portfolio (excluding guaranteed agency bonds) • Single Asset/Single Borrower ($598 million) ‒ 33% average credit enhancement and 45% in the senior tranche ‒ $167 million of office - related Single Asset/Single Borrower with 95% having the highest NAIC rating of 1A $1.4B 25 CMBS Single Asset/Single Borrower Distribution Note: Percentages may not total 100 due to rounding.

Statutory – Commercial Mortgage Loan Portfolio[1]

December 31, 2024

CML NAIC Distribution


CM 1
69%
CM 3/4
5%
$6.7B
CM 2
27%

CML Property Type Distribution


Industrial
28%
Multi-Family
26%
Other
3%
$6.7B
Hotels
10%
Office
11%
Retail
21%

Loan-to-Value / Debt Service Coverage[2]

		Debt Service Coverage Ratio				
		>1.50x	1.25x-1.50x	1.00x-1.25x	<1.00x	Total
Loan-to-Value	<60%	52.4%	5.7%	0.7%	0.3%	**59.2%**
	60-70%	11.3%	6.2%	3.6%	1.1%	**22.2%**
	70-80%	6.0%	4.7%	0.7%	0.2%	**11.5%**
	>80%	3.9%	0.8%	1.9%	0.5%	**7.1%**
	Total	**73.5%**	**17.4%**	**6.9%**	**2.2%**	**100.0%**

- Highly diversified with an average loan size of $19 million
- 99% are senior/first mortgage loans
- 95% of the portfolio has the highest ratings of CM1-2
- Weighted average loan-to-value based on 2024 internal valuation is 55.3%
- Weighted average debt service coverage is 2.2x
- No delinquencies and no foreclosed/REO at end of 3Q24

1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding.
2) Loan-to-value is calculated using an internal value, based on an annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or Mortgage Appraisal Institute (MAI) appraisal on an as-needed basis. Percentages may not sum, due to rounding.

JACKSON
26

Statutory – Commercial Mortgage Loan Office Exposure[1]

December 31, 2024

NAIC Rating Distribution – Office Exposure


CM 1
81%
CM 3/4
11%
CM 2
8%
$0.7B

Office Type – Office Exposure


Medical Office
1%
Single Story Office & R&D
1%
Suburban
73%
Urban
25%
$0.7B

Geographic – Office Exposure

Geographic Location	Principal Balance	% Office
Washington-Baltimore-Arlington (DC-MD-VA-WV-PA)	128.4	19%
Boston/Worcester/Providence (MA-RI-NH-CT)	93.4	14%
Los Angeles/Long Beach (CA)	92.8	14%
San Jose/San Francisco/Oakland (CA)	90.0	14%
New York/Newark (NY-NJ-CT-PA)	50.0	7%
Other	216.0	32%
	670.7	

Loan-to-Value / Debt Service Coverage[2]

		Debt Service Coverage Ratio				
		>1.50x	1.25x-1.50x	1.00x-1.25x	<1.00x	Total
Loan-to-Value	<60%	38.2%	0.0%	0.0%	0.0%	**38.2%**
	60-70%	11.3%	0.0%	4.4%	0.0%	**15.7%**
	70-80%	10.0%	0.0%	0.0%	0.3%	**10.3%**
	>80%	23.3%	8.5%	2.6%	1.5%	**35.9%**
	Total	**82.7%**	**8.5%**	**7.0%**	**1.8%**	**100.0%**

Key Highlights

- Highly diversified with an average loan size of $14 million
- 100% are senior/first mortgage loans
- 89% of the portfolio has the highest ratings of CM1-2
- Weighted average loan-to-value based on 2024 internal valuation is 72.8%
- Weighted average debt service coverage is 2.2x
- 93% has a maturity date in 2027 or later

1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding.
2) Loan-to-value is calculated using an internal value based on an annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or Mortgage Appraisal Institute (MAI) appraisal on an as-needed basis. Percentages may not sum, due to rounding.

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Appendix

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our Net income (loss) attributable to Jackson Financial Inc. common shareholders (which excludes income attributable to non-controlling interest and dividends on preferred stock) adjusted to eliminate the impact of the items described in the following numbered paragraphs. These items are excluded as they may vary significantly from period to period due to near-term market conditions or are otherwise not directly comparable or reflective of the underlying performance of our business. We believe these exclusions provide investors a better picture of the drivers of our underlying performance.

1) Net Hedging Results: Comprised of: (i) fees attributed to guaranteed benefits; (ii) net gains (losses) on hedging instruments which includes: (a) changes in the fair value of freestanding derivatives , and related commissions and expenses, used to manage the risk associated with market risk benefits and other guaranteed benefit features, excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps; and (b) investment income and change in fair value of certain non-derivative assets used to manage the risk associated with market risk benefits and other guaranteed benefit features; (iii) the movements in reserves, market risk benefits, guaranteed benefit features accounted for as embedded derivative instruments, and related claims and benefit payments (excluding impacts of actuarial assumption updates and model enhancements). We believe excluding these items removes the impact to both revenue and related expenses associated with Net Hedging Results.

2) Amortization of DAC associated with non-operating items at date of transition to LDTI: Amortization of the balance of unamortized deferred acquisition costs, at January 1, 2021, the date of transition to current Long Duration Targeted Improvements (LDTI) accounting guidance, associated with items excluded from pretax adjusted operating earnings prior to transition.

3) Actuarial Assumption Updates and Model Enhancements: The impact on the valuation of MRBs and embedded derivatives arising from our annual actuarial assumption updates and model enhancements review.

4) Net Realized Investment Gains and Losses: Comprised of: (i) realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio; and (ii) impairments of securities, after adjustment for the non-credit component of the impairment charges.

5) Change in Value of Funds Withheld Embedded Derivative and Net investment income on funds withheld assets: Comprised of (i) the change in fair value of funds withheld embedded derivatives; and (ii) net investment income on funds withheld assets related to funds withheld reinsurance transactions.

6) Other items: Comprised of: (i) the impact of investments that are consolidated in our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations (CLOs), but for which the consolidation effects are not consistent with our economic interest or exposure to those entities; and (ii) one-time or other non-recurring items, such as costs relating to our separation from our former parent.

Operating income taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the Company uses an estimated annual effective tax rate ("ETR") in computing its tax provision including consideration of discrete items.

JACKSON® 29

Non-GAAP Financial Measures

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc. (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on Adjusted Book Value of Jackson Financial Inc.

Adjusted Operating Return on Equity Attributable to Common Shareholders

We use Adjusted Operating Return on Equity (ROE) Attributable to Common Shareholders to manage our business and evaluate our financial performance which: (i) excludes items that vary from period-to-period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as such items may distort the underlying performance of our business; and (ii) is calculated by dividing our Adjusted Operating Earnings by average Adjusted Book Value Attributable to Common Shareholders.

Adjusted Book Value Attributable to Common Shareholders and Adjusted Operating ROE Attributable to Common Shareholders should not be used as substitutes for total shareholders' equity and ROE as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we believe the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company)(JFI) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM, plus the return of capital from subsidiaries. Free cash flow should not be used as a substitute for JFI's net cash provided by (used in) operating activities in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders or other corporate initiatives.

Notable Items

Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resulted in volatility in the Company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results.

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Adjusted Operating Earnings Reconciliation

$ millions, except effective tax rate	For the Three Months Ended					For the Twelve Months Ended	
	12/31/23	3/31/24	6/30/24	9/30/24	12/31/24	12/31/23	12/31/24
Net income (loss) attributable to Jackson Financial Inc. common shareholders	(1,570)	784	264	(480)	334	899	902
Add: dividends on preferred stock	11	11	11	11	11	35	44
Add: income tax expense (benefit)	(395)	101	36	(113)	22	4	46
Pretax income (loss) attributable to Jackson Financial Inc.	(1,954)	896	311	(582)	367	938	992
Non-Operating Adjustments (Income) Loss:							
Guaranteed benefits and hedging results:							
Fees attributable to guarantee benefit reserves	(780)	(788)	(780)	(779)	(775)	(3,125)	(3,122)
Net (gains) losses on hedging instruments[1]	(43)	2,576	1,083	(591)	2,788	4,651	5,856
Market risk benefits (gains) losses, net	825	(2,718)	(516)	1,172	(2,181)	(4,295)	(4,243)
Net reserve and embedded derivative movements	441	364	278	493	89	779	1,224
Total net hedging results	443	(566)	65	295	(79)	(1,990)	(285)
Amortization of DAC associated with non-operating items at date of transition to LDTI	141	139	136	135	131	591	541
Actuarial Assumption updates and model enhancements	406	-	-	-	419	406	419
Net realized investment (gains) losses	319	7	30	45	(71)	554	11
Net realized investment (gains) losses on funds withheld assets	1,153	201	214	784	(147)	1,801	1,052
Net investment income on funds withheld assets	(312)	(270)	(285)	(269)	(200)	(1,174)	(1,024)
Other items	7	(18)	2	3	(15)	39	(28)
Total non-operating adjustments	2,157	(507)	162	993	38	227	686
Pre-tax adjusted operating earnings	203	389	473	411	405	1,165	1,678
Less: operating income tax expense (benefit)	(12)	44	52	50	45	57	191
Adjusted operating earnings before dividends on preferred stock	215	345	421	361	360	1,108	1,487
Less: dividends on preferred stock	11	11	11	11	11	35	44
Adjusted operating earnings	204	334	410	350	349	1,073	1,443
Effective tax rates on adjusted operating earnings	(5.9)%	11.3%	10.9%	12.1%	11.1%	4.9%	11.4%

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Select U.S. GAAP to Non-GAAP Reconciliation

$ millions, except per share and shares outstanding data	For the Three Months Ended					For the Nine Months Ended	
	12/31/23	3/31/24	6/30/24	9/30/24	12/31/24	12/31/23	12/31/24
Net Income (Loss)	(1,560)	802	282	(466)	358	954	976
Income attributable to non-controlling interest	(1)	7	7	3	13	20	30
Net Income (Loss) Attributable to Jackson Financial Inc.	(1,559)	795	275	(469)	345	934	946
Less: Dividends on preferred stock	11	11	11	11	11	35	44
Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders [a]	(1,570)	784	264	(480)	334	899	902
Total Shareholders' Equity	10,170	10,169	10,084	10,698	9,764	10,170	9,764
Less: Preferred equity	533	533	533	533	533	533	533
Total Common Shareholders' Equity	9,637	9,636	9,551	10,165	9,231	9,637	9,231
Average Common Shareholders' Equity [b]	9,291	9,637	9,594	9,858	9,698	8,690	9,644
Total ROE Attributable to Common Shareholders [a]/[b]; Annualized	-67.6%	32.5%	11.0%	-19.5%	13.8%	10.3%	9.4%
Adjusted Operating Earnings [c]	204	334	410	350	349	1,073	1,443
Adjusted Book Value Attributable to Common Shareholders:							
Total common shareholders' equity	9,637	9,636	9,551	10,165	9,231	9,637	9,231
Exclude AOCI attributable to Jackson Financial Inc.	1,196	1,762	1,914	1,047	1,925	1,196	1,925
Adjusted Book Value Attributable to Common Shareholders	10,833	11,398	11,465	11,212	11,156	10,833	11,156
Average Adjusted Book Value Attributable to Common Shareholders [d]	11,352	11,116	11,432	11,339	11,184	10,151	11,213
Adjusted Operating ROE Attributable to Common Shareholders [c]/[d]; Annualized	7.2%	12.0%	14.3%	12.3%	12.5%	10.6%	12.9%
Per Share Data (Common Shareholders)							
Net income (loss) (basic)	(19.64)	10.04	3.45	(6.37)	4.50	10.99	11.86
Net income (loss) (diluted)[1]	(19.64)	9.94	3.43	(6.37)	4.45	10.76	11.74
Adjusted operating earnings per common share (diluted)	2.53	4.23	5.32	4.60	4.65	12.84	18.79
Book value per common share (diluted)	121.29	124.42	125.25	135.35	124.21	121.29	124.21
Adjusted book value per common share (diluted)	136.34	147.17	150.35	149.29	150.11	136.34	150.11
Shares Outstanding							
Weighted average number of common shares (basic)	79,923,108	78,059,817	76,599,547	75,374,073	74,193,054	81,799,820	76,049,665
Weighted average number of common shares (diluted)	80,716,770	78,867,103	77,078,930	76,125,719	75,128,975	83,577,226	76,809,387
End of period common shares (basic)	78,660,221	76,621,374	75,700,457	74,351,061	73,380,643	78,660,221	73,380,643
End of period common shares (diluted)	79,455,615	77,447,425	76,255,727	75,102,707	74,316,564	79,455,615	74,316,564

1) In a quarter in which we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 751,646 and 793,662 for the three months ended September 30, 2024, and December 31, 2023, respectively.

JACKSON® 32

Select U.S. GAAP to Non - GAAP Reconciliation For the Twelve Months Ended $ millions 12/31/24 12/31/23 51 398 Jackson Financial Inc. Net Cash Provided by Operating Activities (Parent Company Only) Adjustments from Net Cash Provided by Operating Activities to Free Cash Flow: 785 150 Capital Distribution from Subsidiaries (25) (15) Capital Contributed to PPM (44) (35) Dividends on Preferred Stock 716 100 Total Adjustments 767 498 Free Cash Flow Free Cash Flow Comprised of: 785 150 Capital Distributions from Subsidiaries - 360 Dividends from Subsidiaries 90 90 Interest on Surplus Note from subsidiary 875 600 Cash Distributed to JFI (124) (118) Parent Company Expenses 24 28 Net Investment Income and Other Income (8) (12) Other, net (108) (102) JFI Expenses and Other, net 767 498 Free Cash Flow 33

Glossary

Assets Under Management (AUM) - Investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by PPM America, Inc. (PPM), including our investment portfolio (but excludes assets held in funds withheld accounts for reinsurance transactions), (ii) third-party assets (including our former parent and its affiliates, and (iii) the separate account assets of our retail annuities managed and administered by Jackson National Asset Management LLC (JNAM).

Athene Reinsurance Transaction - The funds withheld coinsurance agreement with Athene Life Re Ltd., entered on June 18, 2020, and effective June 1, 2020, to reinsure a 100% quota share of a block of our in-force fixed and fixed index annuity liabilities in exchange for approximately $1.2 billion in ceding commissions.

Deferred Acquisition Cost (DAC) - Represent the incremental costs related directly to the successful acquisition of new, and certain renewal, insurance policies and annuity contracts. The recognition of these costs has been deferred, and the deferred amounts are shown on the balance sheet as an asset, which is subject to amortization over the estimated lives of those policies and contracts.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes each period recorded in net gains or losses on derivatives and investments.

Earnings per Share (EPS) - Basic earnings per share is calculated by dividing net income (loss) attributable to JFI common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income (loss) attributable to JFI common shareholders, by the weighted-average number of shares of common stock outstanding for the period, plus shares representing the dilutive effect of share-based awards.

Fixed Annuity (FA) - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time, after which rates may reset.

Fixed Index Annuity (FIA) - An annuity with an ability to share in the upside from certain financial markets such as equity indices and provides downside protection.

Guaranteed Minimum Accumulation Benefit (GMAB) - An add-on benefit (enhanced benefits available for an additional cost) that entitles an owner to a minimum payment, typically in lump-sum, after a set period of time, referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit (enhanced benefits available for an additional cost) that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the owner.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an owner is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw the guaranteed annual withdrawal amount each year for the duration of the policyholder's life, regardless of account performance.

LDTI - Accounting Standards Update 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts", effective January 1, 2023, with a transition date of January 1, 2021.

Net Amount at Risk (NAR) - The greater of Death Benefit NAR (DBNAR) and Living Benefit NAR (LBNAR), as applicable, where DBNAR is the GMDB benefit base in excess of the account value, and the LBNAR is the actuarial present value of guaranteed living benefits in excess of the account value.

JACKSON® 34

Glossary

Net Flows - The net change in customer account balances during a period, including gross premiums, surrenders, withdrawals and benefits. Net flows exclude investment performance, interest credited to customer accounts and policy charges.

Registered Index-Linked Annuity (RILA) - A registered index-linked annuity, which offers market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses.

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the Mortality and Expense fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Risk Based Capital (RBC) - Statutory minimum level of capital that is required by regulators for an insurer to support its operations.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, fixed index annuities, fixed annuities, payout annuities and registered index-linked annuities (RILA). These products are distributed through various wirehouses, insurance brokers and independent broker-dealers, as well as through banks and financial institutions, primarily to high-net-worth investors and the mass and affluent markets.

The financial results of the variable annuity business within the Company's Retail Annuities segment are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of the Company's fixed annuities, including the fixed option on variable annuities, RILA and fixed index annuities, are largely dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products consist of traditional guaranteed investment contracts (GICs), funding agreements (including agreements issued in conjunction with JFI's participation in the U.S. Federal Home Loan Bank (FHLB) program) and Medium-Term Note funding agreements. JFI's GIC products are marketed to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds, and are issued to the FHLB in connection with its program.

The financial results of JFI's Institutional Products business are primarily dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited on GICs and funding agreements.

Segment - Closed Life and Annuity Blocks

JFI's Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products as well as fixed, fixed index, and payout annuities. The Closed Life and Annuity Blocks segment also includes a block of group payout annuities that we assumed from John Hancock Life Insurance Company (USA) and John Hancock Life Insurance Company of New York through reinsurance transactions in 2018 and 2019, respectively. The Company historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity (VA) - An annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

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